UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2006

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification No.)
3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 30, 2006, InterMune, Inc. (“InterMune”) and Hoffmann-LaRoche Inc. and F.Hoffmann-La Roche Ltd (collectively, “Roche”) closed their Exclusive License and Collaboration Agreement (the “Collaboration Agreement”) under which InterMune and Roche will collaborate to develop and commercialize products from InterMune’s hepatitis C virus (HCV) protease inhibitor program. The parties received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended, on October 30, 2006.
     The description of the terms and conditions of the Collaboration Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which InterMune intends to file with its Annual Report on Form 10-K for the period ending December 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.

Dated: November 3, 2006	By:	/s/ John C. Hodgman
John C. Hodgman
Vice President of Finance and Chief Financial Office